UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2024

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2024 (the “Effective Date”), Beneficient, a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, Beneficient Capital Company Holdings, L.P., a Delaware limited partnership and subsidiary of the Company (the “Purchaser” and, together with the Company, the “Beneficient Parties”), Mercantile Bank International Corp., a Puerto Rico corporation licensed as an International Financial Entity by the Office of the Commissioner of Financial Institutions of Puerto Rico (“MBI”), and Mercantile Global Holdings, Inc., a Delaware corporation and the sole stockholder of MBI (“MGH” and, together with MBI, the “Sellers”), pursuant to which, the Purchaser agreed to purchase from MGH all of the issued and outstanding shares of capital stock of MBI (the “MBI Shares”) upon the terms and subject to the conditions set forth in the Purchase Agreement (such transaction, the “Acquisition”). As consideration for the Acquisition, the Company will issue at closing of the Acquisition (the “Closing”) to Galaxy Digital Ventures LLC, a Delaware limited liability company (“Galaxy”), pursuant to the Galaxy Release (as defined and described below), consideration equal to $1.5 million (the “Purchase Price”) consisting of a combination of up to approximately 1.65 million shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock” and such shares, the “Consideration Shares”) and cash. The Consideration Shares were valued by dividing the Purchase Price by the five (5)-day volume weighted average price of the Class A Common Stock as of market-close the business day immediately prior to the Effective Date. As described below, in connection with the Purchase Agreement, the Company also entered into the Services Agreement (as defined below), pursuant to which the Company will make certain cash payments and issue shares of its Class A Common Stock (such shares, the “Services Agreement Shares”). The issuance of the Consideration Shares and the Services Agreement Shares is subject to the terms and conditions of both the Galaxy Release and the Services Agreement and is subject to an Issuance Cap (as defined below), such that no more than approximately 2.1 million shares of Class A Common Stock are issuable under the Purchase Agreement, the Services Agreement and the Galaxy Release. The Purchase Agreement contains customary representations, warranties, covenants agreements, and indemnification obligations of the parties.

The obligations of the Sellers and the Beneficient Parties to consummate the Acquisition are subject to the satisfaction or waiver of certain customary closing conditions, including, among other things, (i) with respect to the Beneficient Parties’ obligation to consummate the Acquisition, the representations and warranties of the Sellers being true and correct (subject to certain materiality exceptions) and the Sellers having performed in all material respects their obligations under the Purchase Agreement, (ii) with respect to the Sellers’ obligations to consummate the Acquisition, the representations and warranties of the Beneficient Parties being true and correct (subject to certain materiality exceptions) and the Beneficient Parties having performed in all material respects their obligations under the Purchase Agreement, (iii) the Beneficient Parties having received all required authorizations, consents, and approvals of all required Governmental Entities (as defined in the Purchase Agreement) and (iv) the Office of the Commissioner of Financial Institutions of Puerto Rico providing final written approval of the Acquisition such that the Purchaser may operate the Business (as defined in the Purchase Agreement) following the Closing.

The Purchase Agreement may be terminated prior to the Closing under the following circumstances: (i) by the mutual written consent of the Sellers and the Beneficient Parties, (ii) by the Purchaser by written notice to MGH at any time prior to the Closing in the event MGH has breached any material representation, warranty, or covenant contained in the Purchase Agreement or in the Services Agreement in any material respect, and if curable, the Purchaser has notified MGH of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, (iii) by MGH by giving written notice to the Beneficient Parties at any time prior to the Closing in the event a Beneficient Party has breached any material representation, warranty, or covenant contained in the Purchase Agreement or in the Services Agreement in any material respect, and if curable, MGH has notified the Beneficient Parties of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, and (iv) by the Beneficient Parties if prior to the Closing any Beneficient Party’s lawyer opines in good faith that the Acquisition may put a Beneficient Party into any kind of material risk arising out of any litigation or governmental examinations and other matters not previously disclosed to the Beneficient Parties by MGH or MBI or for other reasons they discover in their due diligence (which shall be concluded on or before three (3) months following the Effective Date). In the event the Purchase Agreement is terminated, none of the parties thereto will owe a termination fee or otherwise incur a liability to any other party under or relating to the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference into this Item 1.01.

The Purchase Agreement attached as Exhibit 2.1 hereto is included to provide investors and security holders with information regarding its terms, and it is not intended to provide any other factual information about the Beneficient Parties, the Sellers, or their respective subsidiaries and affiliates. The representations, warranties, and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by the Beneficient Parties and the Sellers in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Beneficient Parties and the Sellers rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Beneficient Parties or the Sellers, and the Purchase Agreement should be read in conjunction with the Company’s Forms 10-K, Forms 10-Q, and other documents that are filed with the Securities and Exchange Commission (the “SEC”).

Security & Guarantee Release Agreement

In connection with the Acquisition and pursuant to the Purchase Agreement, on the Effective Date, the Company entered into a Security & Guarantee Release Agreement (the “Galaxy Release”), by and among the Company, the Sellers, and Galaxy.

Conditioned and effective upon the Closing, Galaxy has agreed that, among other things, (i) MBI, its subsidiaries, predecessors, successors, and assigns will automatically be irrevocably released and discharged from any liability arising out of or related in any way to the Galaxy Loan and the Galaxy Debt Documents (each as defined in the Galaxy Release) or otherwise existing immediately prior to the Closing (the “Debt Obligations”), (ii) Galaxy will not look to the Company, the Purchaser, or MBI to fulfill, satisfy, or pay the Debt Obligations, and acknowledges and agrees that none of Company, Purchaser, or MBI will incur or otherwise be subject to any liability in connection with any Debt Obligation, (iii) the Galaxy Debt Documents will be automatically terminated and cancelled and of no further force or effect, and (iv) all liens, encumbrances, and other liabilities granted by MGH in favor of Galaxy under the Galaxy Debt Documents will automatically released and terminated in full.

The Galaxy Release also provides for registration rights, pursuant to which, among other things, and subject to certain limitations set forth therein, the Company will be obligated to use its commercially reasonable efforts to (i) prepare and file a registration statement registering the resale of the Consideration Shares as soon as practicable following the Closing and (ii) use commercially reasonable efforts to have such resale registration statement declared effective as soon as practicable thereafter and in any event by the date that is the earlier of (a) one hundred and sixty (160) days following the Closing and (b) five (5) business days after the Company receives written notification from the SEC that the resale registration statement will not be reviewed. These registration rights are subject to certain conditions and limitations, including the right to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

The Galaxy Release also provides that Galaxy will execute and deliver a lock-up agreement (the “Lock-Up Agreement”), pursuant to which Galaxy is restricted from selling or transferring the Consideration Shares, subject to certain customary exceptions. The Lock-Up Agreement will terminate with respect to fifty percent (50%) of the Consideration Shares on the date that is 180 days following the Closing and, with respect to the remaining fifty percent (50%), on the date that is 360 days following the Closing; provided however, that the Lock-Up Agreement will not restrict the sale of Consideration Shares at a price per share greater than $5.00 per share for sales occurring more than 180 days from the Closing.

As set forth in the Galaxy Release and the Services Agreement, the Company will not be required to issue any shares of Class A Common Stock, which, when aggregated with shares of Class A Common Stock issued pursuant to the Purchase Agreement, the Services Agreement, and the Galaxy Release, would result in the issuance of an aggregate amount of common stock in excess of 19.99% of the total number of shares of Class A Common Stock and Class B common stock, par value $0.001 per share, of the Company outstanding immediately prior to the execution of the Purchase Agreement (the “Issuance Cap”), subject to customary adjustments for stock splits, recapitalizations, reclassifications, mergers, exchanges, and similar transactions. In lieu of and in full satisfaction of any obligation of the Company to issue shares of Class A Common Stock that would otherwise exceed the Issuance Cap, the Company will pay Galaxy or any Qualified Persons (as defined in the Services Agreement) an amount in cash equal to (x) the Purchase Price minus (y) the total value of the number of shares of Class A Common Stock issuable to Galaxy or the Qualified Persons, respectively, pursuant to the Issuance Cap. The amount of cash paid in lieu of (i) shares of Class A Common Stock issuable to Galaxy under the Galaxy Release and the Purchase Agreement and (ii) shares of Class A Common Stock to Qualified Persons issuable under the Services Agreement, each as a result of the Issuance Cap restriction, will be paid on a pro rata basis amongst Galaxy and the Qualified Persons based upon (i) in the case of Galaxy, the aggregate amount of consideration payable under the Galaxy Release and Purchase Agreement and (ii) in the case of Qualified Persons, the aggregate number of shares of Class A Common Stock issuable to such Qualified Persons under the Services Agreement.

The foregoing description of the Galaxy Release is a summary only and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Galaxy Release, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference into this Item 1.01.

Transition Services Agreement

In connection with the Acquisition and pursuant to the Purchase Agreement, on the Effective Date, the Beneficient Parties entered into a Transition Services Agreement (the “Services Agreement”) with the Sellers. Pursuant to the Services Agreement, MGH, as an independent contractor, agreed to provide certain services to the Purchaser, including, among other things, provision of professional, managerial, and administrative staffing, office services, and other administrative support (the “Services”) for a term beginning on the Effective Date and continuing until termination upon the earliest of (i) the Closing, (ii) the termination of the Purchase Agreement in accordance with its terms, (iii) mutual agreement of the parties, (iv) receipt of notice of a material breach of the Services Agreement, or (v) an order requiring termination of the Services Agreement by any federal, state, or local governmental authority.

In consideration for the Services, the Purchaser has agreed to pay or issue MGH, its employees, vendors, or payees, as applicable, the following: (i) initial cash compensation to certain employees within five (5) days of the Effective Date, (ii) monthly cash compensation to certain employees on the first and fifteenth day of each month during the term of the Services Agreement, (iii) shares of restricted Class A Common Stock to Qualified Persons (as defined in the Services Agreement) at Closing, (iv) shares of Class A Common Stock to Qualified Persons at Closing, and (v) cash compensation to certain employees at Closing. Additionally, in consideration for the Services, the Purchaser has agreed to pay certain expenses following the Effective Date including ordinary course operating expenses and payables to applicable vendors as set forth in the Services Agreement. As discussed above, the Issuance Cap will limit the shares of Class A Common Stock issued pursuant to the Services Agreement. The amount of cash paid in lieu of (i) shares of Class A Common Stock issuable to Galaxy pursuant to the Galaxy Release and the Purchase Agreement and (ii) grants of Class A Common Stock issuable pursuant to the Services Agreement, each as a result of the Issuance Cap restriction, will be paid on a pro rata basis amongst Galaxy and the Qualified Persons based upon (i) in the case of Galaxy, the aggregate amount of consideration payable under the Galaxy Release and (ii) in the case of Qualified Persons, the aggregate number of shares of Class A Common Stock issuable to such Qualified Persons.

The foregoing description of the Services Agreement is a summary only and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Services Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the Consideration Shares and the Services Agreement Shares is incorporated by reference into this Item 3.02. The Consideration Shares and the Services Agreement Shares will be issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On December 5, 2024, the Company issued a press release announcing entry into the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth in such filing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report (including in the accompanying press release) that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” and “plan.” The forward-looking statements contained in this Current Report include, without limitation, statements related to the Acquisition and the Closing. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others: the ultimate outcome of the Acquisition; the Company’s ability to consummate the Acquisition; the ability of the Beneficient Parties and the Sellers to satisfy the closing conditions set forth in the Purchase Agreement; the Company’s ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Acquisition; the possibility that the Company may be unable to successfully integrate MBI’s operations with those of the Company; the possibility that such integration may be more difficult, time-consuming, or costly than expected; the risk that operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, contractors, and customers) may be greater than expected following the Acquisition or the public announcement of the Acquisition; the Company’s ability to retain certain key employees of MBI; risks related to the entry into a new line of business; the ability to launch and receive market acceptance for new products and services; and the and the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Stock Purchase Agreement, dated December 4, 2024, by and among Beneficient, Beneficient Capital Company Holdings, L.P., Mercantile Global Holdings, Inc., and Mercantile Bank International Corp.
10.1**	Security and Guarantee Release Agreement, dated December 4, 2024, by and among Mercantile Global Holdings, Inc., Mercantile Bank International Corp., Galaxy Digital Ventures LLC, and Beneficient.
10.2**	Transition Services Agreement, dated December 4, 2024, by and among Beneficient, Beneficient Capital Company Holdings, L.P., Mercantile Global Holdings, Inc., and Mercantile Bank International Corp.
99.1	Press Release of Beneficient, issued December 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC or its staff upon request.
**	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer

Dated: December 5, 2024